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                                                                   EXHIBIT 10.14

                                ENDORSEMENT NO. 1

                                       to

                          MULTIPLE LINE EXCESS OF LOSS
                        REINSURANCE AGREEMENT NO. 6404-09

                                     between

                        NATIONAL REINSURANCE CORPORATION
                              Stamford, Connecticut
                  (hereinafter referred to as the "REINSURER")

                                       and

                         PENN-AMERICA INSURANCE COMPANY
                              Hatboro, Pennsylvania
                   (hereinafter referred to as the "COMPANY")





                        NATIONAL REINSURANCE CORPORATION

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                                       -1-


ARTICLE 1 - PARTIES TO THE AGREEMENT

This Agreement is solely between the COMPANY and the REINSURER. When more than one COMPANY is named as a party to this Agreement, the first COMPANY named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall any insured of the COMPANY, any claimant against an insured of the COMPANY, or any other third party have any rights under this Agreement.

ARTICLE 2 - BUSINESS COVERED

The REINSURER, subject to the terms and conditions hereunder and the exclusions set forth in EXHIBIT A, agrees to indemnify the COMPANY in respect of the net excess liability stipulated in this Agreement which may accrue to the COMPANY as a result of each loss on any one risk as respects Property Business, and as a result of one or more losses arising out of any occurrences as respects Casualty Business, which may occur during the currency of this Agreement under any and all binders, policies, or contracts of insurance issued by the COMPANY (all hereinafter referred to as "policies") and classified by the COMPANY as Property Business or Casualty Business.

ARTICLE 3 - COMMENCEMENT

This Agreement shall become effective at 12:01 a.m., Standard Time, January 1, 1995 as respects in force, new and renewal business of the COMPANY and shall remain in force thereafter, subject to the terms and conditions for termination stipulated in the article entitled TERMINATION.

ARTICLE 4 - TERRITORY

This Agreement shall follow the territorial limits of the COMPANY'S original policies but is limited to policies issued to and covering insureds domiciled in the United States of America, its territories and possessions, or the Dominion of Canada.

ARTICLE 5 - SPECIAL ACCEPTANCE

Business not within the terms and conditions of this Agreement may be submitted to the REINSURER for special acceptance and, if accepted by the REINSURER, shall be subject to all of the terms and conditions of this Agreement except as modified by the special acceptance.

ARTICLE 6 - LIABILITY OF THE REINSURER

The REINSURER shall be liable to the COMPANY for the amount of net loss sustained by the COMPANY in excess of the COMPANY'S Retention, but not exceeding the Limit of Liability of the REINSURER as stipulated in the Schedule of Reinsurance.


                        NATIONAL REINSURANCE CORPORATION

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                                       -2-


IT IS MUTUALLY AGREED that effective from inception (i.e. 12:01 a.m., January 1, 1995, this Agreement is amended as follows:

1. ARTICLE 6 - LIABILITY OF THE REINSURER is deleted in its entirety and replaced the by following:

     ARTICLE 6 - LIABILITY OF THE REINSURER

     The REINSURER shall be liable to the COMPANY for the amount of net loss sustained by the COMPANY in excess of the COMPANY'S Retention, but not exceeding the Limit of Liability of the REINSURER as stipulated in the Schedule or Reinsurance.

                             SCHEDULE OF REINSURANCE

                               Company               Limit of Liability
Class of Business              Retention             of the REINSURER

Property                   $200,000 Each Risk        $800,000
                                                     Each Risk, subject to a
                                                     Maximum of $2,400,000 in
                                                     any one Loss Occurrence

Casualty                   $500,000                  $2,500,000
                           Each Occurrence           Each Occurrence

Combinations of Above      $500,000                  $200,000 Each
Retentions                 Combination Loss          Combination Loss

2. ARTICLE 8 - REINSURANCE PREMIUM is deleted in its entirety and replaced the by following:

     ARTICLE 8 - REINSURANCE PREMIUM

     The COMPANY shall pay to the REINSURER 10.833% of the subject written premium as respects Property Business the subject matter hereof, plus 7.917% of the subject written premium as respects Casualty Business the subject matter hereof, for each annual period during the term of this Agreement.

     Furthermore, the COMPANY shall pay to the REINSURER, as soon as practicable after the effective time and date of this Agreement, 10.833% of the unearned premium as respects Property Business the subject matter hereof, plus 7.917% of the unearned premium as respects Casualty Business the subject matter hereof, in force at such time.

All other terms and conditions remain unchanged.


                        NATIONAL REINSURANCE CORPORATION

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                                       -3-


IN WITNESS WHEREOF, the parties hereto have caused this Endorsement No. 1 to be executed in duplicate, in Hatboro, Pennsylvania this 7th day of January, 1995.

                                        PENN-AMERICA INSURANCE COMPANY

                                        /s/ Jon Saltzman
                                        --------------------------------

ATTEST: /s/ John DiBiasi
        --------------------------

And in Stamford Connecticut, this 9th day of January, 1995.

                                        NATIONAL REINSURANCE CORPORATION

                                        /s/ ILLEGIBLE
                                        --------------------------------

ATTEST: /s/ ILLEGIBLE
        --------------------------



                        NATIONAL REINSURANCE CORPORATION